Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-8 No. 333-117860) pertaining to the salesforce.com, inc. 1999 Stock Option Plan, 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-123656) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-134467) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-143161) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-151180) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-159554) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-167190) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•
Registration Statement (Form S-8 No. 333-174209) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan and Radian6 Technologies, Inc. Third Amended and Restated Stock Option Plan,

•	Registration Statement (Form S-3 No. 333-174541) and related prospectus for the registration of 436,167 shares of common stock,

•	Registration Statement (Form S-8 No. 333-177018) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Assistly, Inc. 2009 Stock Plan,

•	Registration Statement (Form S-8 No. 333-178606) pertaining to the Model Metrics, Inc. 2008 Stock Plan,

•	Registration Statement (Form S-8 No. 333-179317) pertaining to the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan,

•	Registration Statement (Form S-8 No. 333-181698) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-183580) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Buddy Media, Inc. 2007 Equity Incentive Plan,

•	Registration Statement (Form S-3 No. 333-183581) and related prospectus for the registration of 1,680,195 shares of common stock,

•	Registration Statement (Form S-8 No. 333-183885) pertaining to the Goinstant, Inc. Stock Option Plan of salesforce.com, inc.

•	Registration Statement (Form S-8 No. 333-188850) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-189249) pertaining to the EdgeSpring, Inc. 2010 Equity Incentive Plan,

•	Registration Statement (Form S-3 No. 333-189248) and related prospectus for the registration of 2,090,499 shares of common stock,

•	Registration Statement (Form S-8 No. 333-189801) pertaining to the salesforce.com, inc. 2013 Equity Incentive Plan,

•	Registration Statement (Form S-8 No. 333-189980) pertaining to the ExactTarget, Inc. 2004 Stock Option Plan and ExactTarget, Inc. 2008 Equity Incentive Plan,

•	Registration Statement (Form S-3 No. 333-198359) and related prospectus for the registration of 7,189,294 shares of common stock,

•	Registration Statement (Form S-8 No. 333-198360) pertaining to the 2014 Inducement Equity Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-198361) pertaining to the RelateIQ, Inc. 2011 Stock Plan;

of our reports dated March 5, 2015, with respect to the consolidated financial statements and schedule of salesforce.com, inc. and the effectiveness of internal control over financial reporting of salesforce.com, inc. included in this Annual Report (Form 10-K) of salesforce.com, inc. for the year ended January 31, 2015.

/s/ Ernst & Young LLP
San Jose, California
March 5, 2015